Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Covenant Transport, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-88686, 333-2654, 333-67559, 333-37356, 333-50174, 333-88486, and 333-105880) of Covenant Transport, Inc. of our reports dated March 31, 2006, relating to the consolidated balance sheets of Covenant Transport, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the 2005 Annual Report on Form 10-K of Covenant Transport, Inc., and refers to a change in method of accounting for conditional asset retirement obligations in 2005.

/s/ KPMG LLP

Atlanta, Georgia
March 31, 2006

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